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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-1 No. 333-175091 and Form S-8 No. 333-177880) of Radius Health, Inc. and in the related Prospectuses of our report dated February 6, 2012, with respect to the financial statements of Radius Health, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Boston, Massachusetts February 6, 2012

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  Exhibit 23.1